Exhibit 10o

                          ROGERS CORPORATION

                         AMENDED AND RESTATED
                       PENSION RESTORATION PLAN

                           Name and Purpose
                           ----------------

    The name of this Plan is the Rogers Corporation Pension Restoration Plan, as amended and restated effective as of January 1, 2004. The purpose of this Plan is to attract, retain, and motivate qualified management personnel and provide retirement and survivor income for management personnel and/or their beneficiaries by providing for the replacement of benefits that are not paid under the Basic Plan due to (a) the Limitations and/or (b) deferrals made under a Deferral Plan. In addition, for certain management personnel and/or their beneficiaries, this Plan provides for the payment of (i) certain benefits that are not accrued under the Basic Plan due to the exclusion of bonus compensation and/or (ii) other supplemental benefits as determined from time to time by the Committee on a case by case basis in its sole discretion. Without limiting the discretion of the Committee hereunder, it is intended, by way of example, that the Committee may consider providing supplemental benefits hereunder to senior executives that are hired by the Company during or after the middle of their working career by, for example, crediting additional years of deemed service.
    The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and Section 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent. In addition, the Plan has been designed based on the final average pay benefit formula used under the Basic Plan.

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Accordingly, in the event the benefit formula under the Basic Plan is changed in the future, the benefit formula under this Plan may need to be modified to maintain the purpose of this Plan; provided, however, that nothing in this paragraph shall expand or limit the Committee's authority to terminate or amend this Plan pursuant to Section 6.1.

                        Article I - Definitions
                        -----------------------

    Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:
    1.1 "Actuarial Equivalent" (a) as it relates to the determination of a lump sum or a series of installment amounts, means a form of benefit that, as of a Participant's Annuity Starting Date, has a value equivalent to the Normal Form of benefit when computed using an interest rate equal to (i) with respect to calendar years after 2003, the average of the annual interest rates on 10-year U.S. Treasury notes plus 20 basis points, and (ii) with respect to calendar years before 2004, the average of the annual interest rates on 30-year U.S. Treasury securities, all such rates being determined as in effect as of the November 1 (September 1 for calendar years after 2003) of the five consecutive calendar years preceding the Plan Year in which occurs the Participant's Annuity Starting Date and the mortality assumptions required under Section 417(e)(3) of the Code, and (b) for purposes of determining any other form of benefit, has the meaning given to that term in Section 2.2 of the Basic Plan.
    1.2 "Annuity Starting Date" has the meaning given to that term in
Section 2.4 of the Basic Plan.
    1.3 "Basic Plan" means the Rogers Corporation Defined Benefit Pension Plan (formerly known as the Rogers Corporation Pension Plan for Salaried Employees), as amended from time to time. Reference to any Article or Section of the Basic Plan shall include reference to any comparable or successor provisions of the Basic Plan as amended from time to time.

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    1.4 "Beneficiary" has the meaning given to that term in Section
2.6 of the Basic Plan.
    1.5 "Board of Directors" means the Board of Directors of the Company.
    1.6 "Code" means the Internal Revenue Code of 1986, as amended, and any successor code, and related rules, regulations and interpretations.
    1.7 "Committee" means the Compensation and Organization Committee of the Board of Directors.
    1.8 "Company" means Rogers Corporation, a Massachusetts corporation, and any successor to all or a major portion of its assets or business which assumes the obligations of the Company under the Plan.
    1.9 "Deferral Plan" means the Rogers Corporation Voluntary Deferred Compensation Plan for Key Employees, as amended from time to time, and any other nonqualified deferral plan maintained from time to time by the Company or any other Participating Employer.
    1.10 "Effective Date" means, with respect to this amendment and restatement of the Plan, January 1, 2004, and with respect to the original Plan, January 1, 1989.
    1.11 "Eligible Bonus Amount" means, for any Participant for any Plan Year commencing on or after January 1, 2004, one-twelfth (1/12) of the bonus(es) paid to such Participant during such Plan Year (including any bonus(es) that would have been paid to such Participant but for a deferral under a Deferral Plan) to the extent such bonus(es) are not included in determining such Participant's Average Monthly Compensation under the Basic Plan; provided, however, that (i) the Eligible Bonus Amount for any such Plan Year shall be zero if such Participant is not employed by the Company on June 1 of such Plan Year, (ii) the Eligible Bonus Amount shall be zero for any Plan Year commencing before January 1, 2004, (iii) the Eligible Bonus Amount shall not include any amount(s) paid during a Plan Year that are

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attributable to bonus(es) that would have been paid in prior Plan
Year(s) but for the deferral of such payment under a Deferral Plan,
(iv) for any Participant added to Schedule B hereto after the date hereof, the Eligible Bonus Amount shall be zero for any Plan Year prior to the Plan Year during which such Participant was added to Schedule B and (v) for any Participant added to Schedule B hereto after the date hereof, the Eligible Bonus Amount for the Plan Year during which such Participant was added to Schedule B shall not include any bonus(es) paid to such Participant during such Plan Year prior to the date such Participant was added to Schedule B. Notwithstanding the foregoing, upon and following (i) a Participant's termination of employment due to such Participant's death, (ii) a Participant's termination of employment due to such Participant's disability (as defined in Section 2.13 of the Basic Plan), (iii) a Participant's termination of employment if, and only if, such Participant receives severance from the Company (or another Participating Employer) with respect to such termination, or (iv) a Termination Event (as defined in Section 6.1) that occurs while a Participant is employed by a Participating Employer, such Participant's Eligible Bonus Amounts shall include, for each applicable Plan Year and subject to clause (iii) of the preceding sentence, one-twelfth (1/12) of any bonuses that were paid (or that would have been paid but for a deferral under a Deferral Plan) during each Plan Year commencing before January 1, 2004 to the extent such bonuses are not included in determining such Participant's Average Monthly Compensation under the Basic Plan.
    1.12 "Limitations" means the limitations imposed under Sections 401(a)(17) and 415 of the Code and any similar statutory limitation which may, at any time, be imposed by the Code on the accrual or payment of benefits under the Basic Plan including, without

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limitation, any instance where the accrual formula under the Basic
Plan is frozen with respect to a Participant in order to avoid violating any discrimination or coverage requirement of the Code.
    1.13 "Normal Form" means, for any Participant, a single life annuity.
    1.14 "Normal Retirement Date" has the meaning given to that term in Section 2.29 of the Basic Plan.
    1.15 "Participant" means any employee of the Company who participates in the Plan in accordance with Article II.
    1.16 "Participating Employer" means the Company and any affiliate or subsidiary of the Company which is an Employer as defined in the Basic Plan.
    1.17 "Plan" means the Rogers Corporation Pension Restoration Plan as amended and restated as set forth herein, as the same may be further amended from time to time.
    1.18 "Plan Year" means the 12-month period ending each December
31.
    1.19 "Supplemental Benefit" means, for any Participant listed on Schedule A hereto, the incremental monthly benefit that is either specified on Schedule A for such Participant or determined by applying the adjustment methodology specified on Schedule A for such Participant; provided, however, that in applying any such adjustment methodology with respect to a Participant, the adjustments contemplated by clause (x) of Sections 4.1, 4.2, 4.3 or 4.5, whichever is applicable, shall be applied first to obtain a preliminary benefit amount and the Supplemental Benefit shall be equal to the incremental monthly benefit that is determined when such preliminary benefit amount is further adjusted by the applicable adjustment methodology.

                      Article II - Participation
                      --------------------------

    2.1 Eligibility to Participate. Any individual who is an employee of the Company (or another Participating Employer) on or after January 1, 1989, shall automatically become a Participant in the Plan in the Plan Year in which occurs the earliest of (a) the Participant's

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compensation in any Plan Year which would be taken into account under the Basic Plan exceeds the limit imposed on such compensation under
Section 401(a)(17) of the Code, (b) the Participant's benefit under the Basic Plan becomes limited in accordance with Section 415 of the Code, (c) the Participant enters into a salary deferral arrangement with the Company under a Deferral Plan, (d) the Participant is listed on Schedule A hereto, (e) the Participant is listed on Schedule B hereto, or (f) the Participant is listed on Schedule C hereto and a Change of Control (as defined in Section 6.2) has occurred.
    2.2 Termination of Participant Status. Notwithstanding any other provision of the Plan to the contrary, the Committee may terminate the right of any Participant to participate in the Plan if the Committee determines, in its sole discretion, that such action is necessary to preserve the status of the Plan as "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. In the event a Participant's participation is terminated under this Section 2.2, the Participant shall not be entitled to any benefits under the Plan except to the extent such benefits would be protected under Article VI if the Plan were then terminated. The Committee may, in its discretion, direct such Participant's Participating Employer to pay to such Participant a single lump sum payment which is the Actuarial Equivalent of any such protected benefit, or to provide for payment of such benefits through another plan, or may direct a combination of the foregoing, in lieu of providing such benefits under this Plan, and such payment or provision (or both) shall be in complete satisfaction of such Participant's rights under this Plan.

                   Article III - Payment of Benefits
                   ---------------------------------

    3.1 No Funding Required. Nothing in this Plan will be construed to create a trust or to obligate the Company or any other Participating Employer or any other person to segregate a fund, purchase an

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

insurance contract, or in any other way to fund currently the future payment of any benefits hereunder, nor will anything herein be construed to give any employee of the Company or any other Participating Employer or any other person rights to any specific assets of the Company or any other Participating Employers or of any other person. Any benefits which become payable to a Participant hereunder shall be paid from the general assets of such Participant's Participating Employer, except as provided in Section 3.2.
    3.2 Payment Methods. The Company, in its sole discretion, may establish (a) a grantor or other trust of which the Company (or a Participating Employer) is treated as the owner under the Code and the assets of which are subject to the claims of the Company's (or such Participating Employer's) general creditors in the event of its insolvency, (b) an insurance arrangement, or (c) any other arrangement or arrangements designed to provide for the payment of benefits hereunder; provided that no such trust or arrangement may be established without the consent of the Committee. Any such arrangement shall be subject to such other terms and conditions as the Company may deem necessary or advisable to ensure (i) that benefits are not includible, by reason of the establishment of any such arrangement or the funding of any such trust, in the income of the beneficiaries of such trust or other arrangement prior to actual distribution or other payment and (ii) that the existence of such arrangement does not cause the Plan to be considered funded for purposes of Title I of ERISA.

                   Article IV - Retirement Benefits
                   --------------------------------

    4.1 Normal or Late Retirement Benefit. A Participant who retires on or after his or her Normal Retirement Date shall be entitled to a benefit paid pursuant to Section 4.6, 4.7 or 4.8, whichever is applicable, equal to the Actuarial Equivalent of a monthly benefit payable in the Normal Form, commencing on the same date as the commencement of such Participant's normal or late retirement benefit

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

under the Basic Plan. Such monthly benefit will be equal to (a) minus
(b), but not less than zero, where:
    (a) is the sum of (x) the amount of the monthly benefit the Participant would have been entitled to receive in the Normal Form, commencing at his or her normal or late retirement commencement date, under the Basic Plan if (i) the Limitations (and the provisions of the Basic Plan applying the Limitations) did not exist, (ii) the Participant's Average Monthly Compensation under the Basic Plan was determined as if all amounts deferred by the Participant under a Deferral Plan had been paid at the time they would have been paid but for such deferral and (iii) for the Participants that (A) have attained age 55, (B) have completed at least one Hour of Service (as defined in Section 2.22 of the Basic Plan) after attainment of age 55, and (C) are listed on Schedule B hereto, such Participant's Average Monthly Compensation under the Basic Plan was determined by including such Participant's Eligible Bonus Amounts (i.e., such Participant's Eligible Bonus Amount for each Plan Year is added to such Participant's corresponding basic monthly compensation for such Plan Year when determining the five consecutive Plan Years that produce the highest average and when determining such average) plus (y) such Participant's Supplemental Benefit, if any; and
    (b) is the monthly benefit payable in the Normal Form to the Participant under the Basic Plan.
    4.2 Early Retirement Benefit. A Participant who has satisfied the requirements for an early retirement benefit under the Basic Plan and who retires thereafter (but prior to his or her Normal Retirement
Date) shall be entitled to a benefit paid pursuant to Section 4.6, 4.7 or 4.8, whichever is applicable, equal to the Actuarial Equivalent of a monthly benefit payable in the Normal Form commencing on the same date as the commencement of such Participant's early retirement

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

benefit under the Basic Plan. Such monthly benefit will be equal to
(a) minus (b), but not less than zero, where:
    (a) is the sum of (x) the amount of the monthly benefit the Participant would have been entitled to receive in the Normal Form, commencing at his or her early retirement commencement date, under the Basic Plan if (i) the Limitations (and the provisions of the Basic Plan applying the Limitations) did not exist, (ii) the Participant's Average Monthly Compensation under the Basic Plan was determined as if all amounts deferred by the Participant under a Deferral Plan had been paid at the time they would have been paid but for such deferral and
(iii) for the Participants that (A) have attained age 55, (B) have completed at least one Hour of Service (as defined in Section 2.22 of the Basic Plan) after attainment of age 55, and (C) are listed on Schedule B hereto, such Participant's Average Monthly Compensation under the Basic Plan was determined by including such Participant's Eligible Bonus Amounts (i.e., such Participant's Eligible Bonus Amount for each Plan Year is added to such Participant's corresponding basic monthly compensation for such Plan Year when determining the five consecutive Plan Years that produce the highest average and when determining such average) and (y) such Participant's Supplemental Benefit, if any; and
    (b) is the Participant's monthly early retirement benefit under the Basic Plan payable in the Normal Form.
    4.3 Vested Termination Benefit. Any Participant who has a termination of employment after he or she has satisfied the requirements for a deferred vested benefit under the Basic Plan but before he or she has satisfied the requirements for early retirement thereunder shall be entitled to a benefit paid pursuant to Section 4.6, 4.7 or 4.8, whichever is applicable, equal to the Actuarial Equivalent of a monthly benefit payable under the Plan in the Normal

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Form, commencing on the same date as the commencement of such
Participant's vested benefit under the Basic Plan. Such monthly benefit will be equal to (a) minus (b), but not less than zero, where:
    (a) is the sum of (x) the amount of the monthly benefit the Participant would have been entitled to receive in the Normal Form, commencing at his or her vested benefit commencement date, under the Basic Plan if (i) the Limitations (and the provisions of the Basic Plan applying the Limitations) did not exist, (ii) the Participant's Average Monthly Compensation under the Basic Plan was determined as if all amounts deferred by the Participant under a Deferral Plan had been paid at the time they would have been paid but for such deferral and
(iii) for the Participants that (A) have attained age 55, (B) have completed at least one Hour of Service (as defined in Section 2.22 of the Basic Plan) after attainment of age 55, and (C) are listed on Schedule B hereto, such Participant's Average Monthly Compensation under the Basic Plan was determined by including such Participant's Eligible Bonus Amounts (i.e., such Participant's Eligible Bonus Amount for each Plan Year is added to such Participant's corresponding basic monthly compensation for such Plan Year when determining the five consecutive Plan Years that produce the highest average and when determining such average) and (y) such Participant's Supplemental Benefit, if any; and
    (b) is the monthly benefit payable in the Normal Form to the Participant under the Basic Plan.
    4.4 Other Termination of Employment; Death. If a Participant has a termination of employment for any reason prior to the time he or she is eligible for a retirement or vested benefit under Section 4.1, 4.2, or 4.3, no benefit shall be payable to such Participant under the Plan. In the event a Participant dies prior to his or her Annuity Starting Date, then except as provided in Section 4.5 no benefits

                                       10
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shall be payable under the Plan with respect to such Participant.
    4.5 Pre-Retirement Death Benefit. In the event a Participant dies on or after the earliest date as of which he or she becomes eligible for a benefit under Section 4.1, 4.2, or 4.3, but prior to his or her Annuity Starting Date, and the Participant's spouse or other Beneficiary (or each of them) is entitled to a benefit under the Basic Plan, such spouse or other Beneficiary shall be entitled to a benefit paid pursuant to Section 4.6, 4.7 or 4.8, whichever is applicable, equal to the Actuarial Equivalent of a monthly benefit payable under the Plan in the same form as the monthly survivor benefit payable under the Basic Plan, commencing on the same date as the commencement of such Participant's spouse's or other Beneficiary's survivor benefit under the Basic Plan. Such monthly benefit will be equal to (a) minus
(b), but not less than zero, where:
    (a) is the sum of (x) the amount of the monthly survivor annuity the spouse or other Beneficiary would have been entitled to receive, in the same form and commencing on the same date as the monthly survivor annuity, under the Basic Plan if (i) the Limitations (and the provisions of the Basic Plan applying the Limitations) did not exist,
(ii) the Participant's Average Monthly Compensation under the Basic Plan was determined as if all amounts deferred by the Participant under a Deferral Plan had been paid at the time they would have been paid but for such deferral and (iii) for the Participants that (A) have attained age 55, (B) have completed at least one Hour of Service (as defined in Section 2.22 of the Basic Plan) after attainment of age 55, and (C) are listed on Schedule B hereto, such Participant's Average Monthly Compensation under the Basic Plan was determined by including such Participant's Eligible Bonus Amounts (i.e., such Participant's Eligible Bonus Amount for each Plan Year is added to

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such Participant's corresponding basic monthly compensation for such
Plan Year when determining the five consecutive Plan Years that produce the highest average and when determining such average) and (y) the incremental amount of the monthly survivor annuity, the spouse or other Beneficiary would have been entitled to receive, in the same form and commencing the same date as the monthly survivor annuity, under the Basic Plan if such Participant's Basic Plan benefit were increased by such Participant's Supplemental Benefit, if any; and
    (b) is the amount of the monthly survivor annuity actually payable to the spouse or other Beneficiary under the Basic Plan.
    4.6 Pre-1998 Annuity Starting Dates. Subject to Section 4.8, any Participant whose retirement, death or other termination of employment and Annuity Starting Date occurred before January 1, 1998, shall be paid a benefit of Actuarial Equivalent value in the same form of benefit actually paid to the Participant under the Basic Plan.

    4.7 Post-1997 Annuity Starting Dates.

    (a) Any Participant whose (i) retirement, death or other termination of employment occurs after December 31, 1997 or (ii) whose retirement, death or other termination of employment occurs before January 1, 1998 and whose Annuity Starting Date occurs after December 31, 1997, shall be paid or, in the event of such Participant's death, his or her spouse or other Beneficiary shall be paid, a benefit of Actuarial Equivalent value in substantially equal annual payments in accordance with the schedule set forth in (d) below.
    (b) The initial benefit installment payable under this Section 4.7 for a Participant whose retirement, death or other termination of employment occurs after December 31, 1997 but before January 1, 1999, shall be made in the January of the year following the year in which occurred the Participant's Annuity Starting Date, and any payments

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made subsequent to the initial installment shall be payable in the
January of each year for which an amount is payable hereunder. All amounts payable to Participants or spouses or other Beneficiaries under this Section 4.7(b) shall be credited with interest from the Participant's Annuity Starting Date to the date of payment at a rate of interest equal to the interest rate determined pursuant to Section 1.1(a) in calculating the Actuarial Equivalent value for such Participant's benefit hereunder.
    (c) The initial benefit installment payable under this Section 4.7 for a Participant whose retirement, death or other termination of employment occurs (i) before January 1, 1998 and whose Annuity Starting Date occurs after December 31, 1997, or (ii) before May 1, 2004 and after December 31, 1998, shall be made coincident with such Participant's Annuity Starting Date, and any payments made subsequent to the initial installment shall be made on the anniversary of the Participant's retirement, death or other termination of employment which occurs in a year for which an amount is payable hereunder.
    (d) The initial benefit installment payable under this Section 4.7 for a Participant whose retirement, death or other termination of employment occurs after May 1, 2004 shall be made coincident with such Participant's Annuity Starting Date, and any payments made subsequent to the initial installment shall be payable in the January of each year for which an amount is payable hereunder.
    (e) The number of installment payments to be made shall be determined in accordance with the following schedule.

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             Lump Sum Actuarial                         Number of
        Equivalent Value of Benefits               Annual Installments
        -----------------------------              -------------------
               $50,000 or less                   Paid pursuant to Section 4.8

 $100,000 or less, but greater than $50,000                 2
 $150,000 or less, but greater than $100,000                3
 $200,000 or less, but greater than $150,000                4
            Greater than $200,000                           5


    (f) If any Participant entitled to receive payments pursuant to this Section 4.7 should die prior to receiving all payments to be made hereunder, the remaining installments shall be paid to such Participant's spouse or other Beneficiary in accordance with the schedule set forth in (e) above and at the times set forth in (a),
(b), (c) or (d) above, as the case may be.
    4.8 Certain Lump Sum Settlements. Notwithstanding any other provision of the Plan to the contrary, if the lump sum Actuarial Equivalent value of the benefit payable under the Plan to any Participant, spouse or Beneficiary is $50,000 or less, determined prior to the initial payment of any such benefit to the Participant, spouse or Beneficiary, such Participant's benefit under the Plan shall instead be paid in a single lump sum payment of Actuarial Equivalent value as soon possible following the Participant's retirement, death or other termination of employment.
    4.9 Reemployment After Retirement. If a Participant receiving payment of benefits hereunder is reemployed by a Participating Employer, his or her benefit payments hereunder shall not be suspended or adjusted during the period of such reemployment. Following the end of such period of reemployment, the retirement benefit payable to such Participant shall be recomputed in accordance with the terms of the Basic Plan and this Article IV to take into account such Participant's additional service and compensation for such period of reemployment, but shall not be less than the benefit to which he or she was entitled immediately prior to his or her reemployment; any increase in such benefit resulting from such reemployment shall be reduced by the


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Actuarial Equivalent of any payments previously made under the Plan prior to such Participant's Normal Retirement Date or of any lump sum payment. Any increase in a Participant's benefit which results from a recomputation made pursuant to the preceding sentence which has a lump sum Actuarial Equivalent value of $10,000 ($50,000 on or after January 1, 2004) or less shall be paid to the Participant in one lump sum as soon as practicable following such recomputation.
    4.10 Employment Taxes. In addition to any benefit payable under the Plan, each Participant shall be entitled to receive an additional payment for each Plan Year, beginning after December 31, 1993, equal to the amount of such Participant's net out-of-pocket expenses related to any employment or similar tax which results from benefits accrued under the Plan and any payment made under this Section 4.10.

          Article V - Plan Administration and Interpretation
          --------------------------------------------------

    The Company shall have complete control over the administration of the Plan and complete control and authority to determine, in its sole discretion, the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan with respect to any Participant, surviving spouse, Beneficiary, or other person having or claiming to have any interest under the Plan and the Company's determinations shall be conclusive and binding on all such parties. The Company shall be deemed to be the Plan administrator with the responsibility for complying with any reporting and disclosure requirements of ERISA. Any rights of the Company hereunder which have not been delegated to the Committee shall be exercised by the Chief Executive Officer, the President, the Vice President, Finance or the Vice President and Secretary of the Company. To the extent that such officers are unable or unwilling to exercise any right hereunder or to make any such determination hereunder, however, the Committee shall exercise such right or make such determination.

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                Article VI - Amendment and Termination
                --------------------------------------

    6.1 Amendment and Termination. The Committee may terminate or amend this Plan (including Schedule A, Schedule B and/or Schedule C hereto) by written notice to each affected Participant; provided that no termination or amendment of this Plan shall reduce the Actuarial Equivalent value, or materially change the timing of the payment, of the benefit payable to or on behalf of a Participant hereunder, determined immediately prior to such termination or amendment, without the written consent of such Participant. Notwithstanding the foregoing, the Plan may be amended or modified without the consent of the Participant or Participants affected thereby if the Committee determines in good faith, following receipt of written advice from external counsel on such matter, that such amendment or modification
(i) is de minimus with respect to each affected Participant or (ii) is required by applicable law. Further notwithstanding the foregoing, if, on or after January 1, 2004, (a) the Company's ratio of current assets to current liabilities as reflected on any quarterly or annual financial statements filed by the Company with the Securities and Exchange Commission falls below 1.4 to 1 for two consecutive quarters,
(b) the total of the Company's long-term debt for borrowed money (excluding the current portion thereof) exceeds 85% of the Company's net worth as reflected in such statements filed with the Securities and Exchange Commission or (c) the Company is subject to a "change of control" (each of the events described in (a), (b) and (c) above, a "Termination Event"), this Plan shall immediately terminate and the Committee shall, in complete discharge of its and the Company's obligations hereunder, distribute to each Participant the benefit that would have been payable to him or her hereunder had such Participant retired or otherwise terminated employment and commenced receiving such benefit immediately prior to the termination of the Plan; such benefit shall be paid in a single lump sum of Actuarial Equivalent value.

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

    6.2 Change of Control. For purposes of this Article VI, "change of control" shall mean the occurrence of any one of the following events:
    (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or
    (b) persons who, as of January 1, 2004, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to January 1, 2004 whose nomination or election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or
    (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or
    (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
    6.3 Certain Change of Control Benefits. Notwithstanding any provision elsewhere herein to the contrary (except Section 6.4), upon and following a change of control (as defined in Section 6.2) each Participant who is listed on Schedule C and who is employed by a Participating Employer on the date such change of control occurs shall be entitled to receive a benefit hereunder pursuant to Section 4.1, 4.2, 4.3 or 4.5, whichever is applicable, which benefit shall be determined as if such Schedule C Participant (i) had attained age 55 on the date such change of control occurred, (ii) had completed at least one Hour of Service (as defined in Section 2.22 of the Basic
Plan) after attainment of age 55, and (iii) had been listed on Schedule B commencing on such date.
    6.4 Additional Limitation. Notwithstanding any provision elsewhere herein to the contrary, in the event that any compensation, payment or distribution by the Company to or for the benefit of any Participant, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise (the "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, then the benefit payable under the Plan to or for the benefit of such Participant shall be reduced (but not below zero) to the extent necessary so that the aggregate Payments shall not exceed the Threshold Amount. For purposes of this Section 6.4, "Threshold Amount" shall mean three times such Participant's "base amount" within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code.

                      Article VII - Miscellaneous
                      ---------------------------

    7.1 Nonassignability. None of the benefits, payments, proceeds or claims of any Participant, surviving spouse or Beneficiary shall be subject to any claim of any creditor of such individual and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any such creditor, nor shall any Participant, surviving spouse or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under this Plan.
    7.2 Limitation on Participants' Rights. Participation in this Plan shall not give any Participant the right to be retained in the employ of a Participating Employer or any right or interest in the Plan other than as herein provided. Each of the Company and the other Participating Employers reserve the right to dismiss any Participant without any liability for any claim against the Participating Employer, except to the extent provided herein or elsewhere.
    7.3 Parties Bound. The terms of this Plan shall be binding upon the Company, the other Participating Employers and their successors or assigns and each Participant participating herein and his or her surviving spouse, Beneficiaries, heirs, executors and administrators. Subject to the foregoing, any action with respect to this Plan taken by the Committee, the Company, or any other Participating Employer, or any action authorized by or taken at the direction or on behalf of the Committee, the Company, or any other Participating Employer shall be conclusive upon all Participants, surviving spouses and Beneficiaries entitled to benefits under the Plan.

    7.4 Receipt and Release. Any payment to any Participant, surviving spouse or Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company and any other Participating Employer, and the Committee may require such Participant, surviving spouse or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant, surviving spouse or Beneficiary is determined by the Committee to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Committee may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Committee, the Company, or any other Participating Employer to follow the application of such funds.
    7.5 Liability of Participating Employers. Subject to its obligation to pay the amount contemplated by the Plan at the time contemplated by the Plan, none of the Company, any other Participating Employer, or any person acting on behalf of the Company or any other Participating Employer shall be liable to any Participant, surviving spouse, Beneficiary or any other person for any act performed, or the failure to perform any act, with respect to the Plan.
    7.6 Notices. Elections or designations by a Participant to the Company hereunder shall be addressed to the Company to the attention of the Vice President of Human Resources of the Company or his or her designee or, in the absence of the Vice President of Human Resources or his or her designee, to the Vice President and Secretary of the Company. Notices by the Company to a Participant shall be addressed to the Participant at his or her most recent home address as reflected in the records of the Company.
    7.7 Unsecured General Creditors. No Participant, surviving spouse or Beneficiary and none of their legal representatives shall have any right, other than the right of an unsecured general creditor, against the Company or any other Participating Employer in respect of any benefit payable hereunder.
    7.8 Severability. In case any provision or provisions of this Plan shall be held illegal, invalid or otherwise unenforceable for any reason such illegality, invalidity or unenforceability shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if the illegal, invalid or unenforceable provisions had not been included in the Plan.
    7.9 Governing Law. This Plan shall be construed, administered, and governed in all respects under and by the laws of the Commonwealth of Massachusetts, except to the extent that such laws may be preempted by ERISA.
    7.10 Headings and Subheadings. Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.
    IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed by its duly authorized officer this 10th day of March, 2004.

                            ROGERS CORPORATION


                            By: /s/ Walter E. Boomer
                                --------------------------------------
                                Walter E. Boomer
                                Chairman of the Board of Directors and
                                Chief Executive Officer

                              SCHEDULE A
                              ----------

                                         Supplemental Benefit
       Participant                  Amount/Adjustment Methodology
       -----------                  -----------------------------

                              SCHEDULE B
                              ----------

                      Participant (Date of Birth)
                      ---------------------------

                    Frank J. Gillern (02/11/48)

                    Harry W. Kenworthy (11/15/47)

                    Bruce G. Kosa (10/28/39)

                    David W. Richardson (05/23/48)

                    John A. Richie (11/08/47)

                    Robert M. Soffer (11/08/47)

                    Robert D. Wachob (06/28/47)

                              SCHEDULE C
                              ----------

The individuals described below shall be deemed listed on this Schedule C as if their names were actually listed hereon; provided that any such individuals who are listed on Schedule B hereto shall not also be listed on this Schedule C:

--  All United States-based elected corporate officers of Rogers
    Corporation.

--  All United States-based Vice Presidents (or higher) of Rogers
    Corporation.

LIBB/1207345.16


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